                                                                      EXHIBIT 12

                      Ratio of Earnings to Fixed Charges
     and Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                             (Dollars in millions)


                                                       Three Months Ended           Six Months Ended
                                                  --------------------------------------------------------
                                                    May 31,        May 31,         May 31,       May 31,
                                                     1997            1996           1997          1996
                                                  ---------        ----------    ----------    -----------
Ratio of Earnings to Fixed Charges
Earnings:
  Income before income taxes                         $  883           $  890         $1,811         $1,690
  Add:  fixed charges, net                            2,505            2,274          5,238          4,563
                                                    -------           ------         ------         ------
    Income before income taxes and
      fixed charges, net                             $3,388           $3,164         $7,049         $6,253
                                                    =======           ======         ======         ======
Fixed charges:
  Total interest expense                             $2,478           $2,251         $5,187         $4,515
  Interest factor in rents                               27               23             51             47
                                                    -------           ------         ------         ------
    Total fixed charges                              $2,505           $2,274         $5,238         $4,562
                                                    =======           ======         ======         ======

Ratio of earnings to fixed charges                      1.4              1.4            1.3            1.4

Ratio of Earnings to Fixed Charges and
  Preferred Stock Dividends

Earnings:
  Income before income taxes                         $  883           $  890         $1,811         $1,690
  Add:  Fixed charges, net                            2,505            2,274          5,238          4,563
                                                    -------           ------         ------         ------
    Income before income taxes and
      fixed charges, net                             $3,388           $3,164         $7,049         $6,253
                                                    =======           ======         ======         ======

Fixed charges:
  Total interest expense                             $2,478           $2,251         $5,187         $4,515
  Interest factor in rents                               27               23             51             47
  Preferred stock dividends                              29               25             60             51
                                                    -------           ------         ------         ------

     Total fixed charges and preferred
        stock dividends                              $2,534           $2,299         $5,298         $4,613
                                                    =======           ======         ======         ======

Ratio of earnings to fixed charges and
  preferred stock dividends                             1.3              1.4            1.3            1.4

                                                               Fiscal Year
                                                  -----------------------------------------
                                                     1996            1995           1994
                                                  ---------        ----------    ----------
Ratio of Earnings to Fixed Charges
Earnings:
  Income before income taxes                         $3,117           $2,292         $1,962
  Add:  fixed charges, net                            9,026            8,285          6,787
                                                    -------           ------         ------
    Income before income taxes and
      fixed charges, net                           $ 12,143         $ 10,577         $8,749
                                                    =======         ========         ======
Fixed charges:
  Total interest expense                             $8,934           $8,190         $6,697
  Interest factor in rents                               92               95             90
                                                    -------           ------         ------

    Total fixed charges                              $9,026           $8,285         $6,787
                                                    =======         ========         ======

Ratio of earnings to fixed charges                      1.3              1.3            1.3

Ratio of Earnings to Fixed Charges and
  Preferred Stock Dividends

Earnings:
  Income before income taxes                         $3,117           $2,292         $1,962
  Add:  Fixed charges, net                            9,026            8,285          6,787
                                                    -------           ------         ------
    Income before income taxes and
      fixed charges, net                           $ 12,143         $ 10,577         $8,749
                                                    =======         ========         ======

Fixed charges:
  Total interest expense                             $8,934           $8,190         $6,697
  Interest factor in rents                               92               95             90
  Preferred stock dividends                             101               95             94
                                                    -------           ------         ------

     Total fixed charges and preferred
        stock dividends                              $9,127           $8,380         $6,881
                                                    =======         ========         ======

Ratio of earnings to fixed charges and
  preferred stock dividends                             1.3              1.3            1.3




"Earnings" consist of income before income taxes and fixed charges. "Fixed charges" consist of interest costs, including interest on deposits, and that portion of rent expense estimated to be representative of the interest factor. The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.